UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2000

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)
300 Park Boulevard, Suite 405, Itasca, Illinois (Address of principal executive offices)	60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name and address, if changed since last report)

FIRST MIDWEST BANCORP, INC.

FORM 8-K

November 16, 2000

Item 5. Other Events

On November 16, 2000 First Midwest Bancorp, Inc. (the "Company") issued a press release announcing an 11% increase in the quarterly cash dividend on its common stock from $0.18 per share to $0.20 per share. The new quarterly cash dividend will be payable on January 23, 2001 to shareholders of record on December 29, 2000.

The increase in the quarterly dividend indicates a new annual rate of $0.80 per share and represents the ninth increase in cash dividends declared in the last eight years, with the increases averaging more than 12%. The increase is consistent with the Company's growth and confidence in its future prospects.

Additionally, the Company announced a change to its 2001 Annual Meeting date from April 19, 2001 to April 25, 2001.

FORWARD LOOKING STATEMENTS

This Press Release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent First Midwest's expectations and beliefs concerning future growth in earnings, and its ability to increase dividends.

First Midwest cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those set forth in the forward looking statements due to market, economic and other business-related risks and uncertainties effecting the realization of such statements.

Accordingly, results actually achieved may differ materially from expected results in these statements. First Midwest does not undertake, and specifically disclaims, any obligation to update any forward looking statements to reflect events or circumstances occurring after the date of such statements.

FIRST MIDWEST BANCORP, INC.

FORM 8-K

November 16, 2000

Item 7. Financial Statements and Exhibits

(a) and (b) not applicable

(c) Exhibit Index:

99	Press Release issued by First Midwest Bancorp, Inc. dated November 16, 2000.

The following Items are not applicable for this Form 8-K:

Item 1.	Changes in Control of Registrant

Item 2.	Acquisition or Disposition of Assets

Item 3.	Bankruptcy or Receivership

Item 4.	Changes in Registrant's Certifying Accountant

Item 6.	Resignations of Registrant's Directors

Item 8.	Change in Fiscal Year

Item 9.	Sales of Equity Securities Pursuant to Regulation S

FIRST MIDWEST BANCORP, INC.

FORM 8-K

November 16, 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc. (Registrant)

Date: November 21, 2000	/s/ DONALD J. SWISTOWICZ Donald J. Swistowicz Executive Vice President